EXHIBIT 5.1

[LETTERHEAD OF TROUTMAN SANDERS LLP]

November 13, 2007

EasyLink Services International Corporation

6025 The Corners Parkway

Suite 100

Norcross, Georgia  30092

Re:                               Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for EasyLink Services International Corporation, a Delaware corporation formerly known as Internet Commerce Corporation (the “Registrant”), in connection with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 19, 2007 (as may be further amended or supplemented, the “Registration Statement”) for the purpose of registering for resale under the Securities Act of 1933, as amended (the “Act”), 27,997,824 shares of the Registrant’s class A common stock (the “Shares”) issued in connection with the Registrant’s acquisition of EasyLink Services Corporation and sale of convertible notes, warrants and other securities to certain accredited investors affiliated with York Capital Management in order to finance that acquisition.

In rendering this opinion, we have examined such documents, corporate records, and other instruments as we have deemed relevant, necessary and advisable as the basis for the opinion set forth herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.  As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Registrant and documents, records and instruments furnished to us by the Registrant, without independent check or verification of their accuracy.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued, will be validly issued, fully paid and non-assessable.

The opinion set forth herein is limited to the laws of the State of Delaware and applicable federal laws.

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus, which is part of the Registration Statement.

Very truly yours,

TROUTMAN SANDERS LLP

/s/ Troutman Sanders LLP